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                                                                  Exhibit 10(gg)

                              AMENDED AND RESTATED
                              --------------------
                          MARSHALL & ILSLEY CORPORATION
                          -----------------------------
                      NONQUALIFIED RETIREMENT BENEFIT PLAN
                      ------------------------------------

                                    ARTICLE I

                                     General
                                     -------

         1.1 Preamble. When Marshall & Ilsley Corporation (the "Corporation" or
             --------
"M&I") terminated its defined benefit plan (the "DBP") in 1985, it instituted a new defined contribution plan, the Retirement Growth Plan. The funding goal of the DBP was to provide every employee of the Corporation and its subsidiaries, within the meaning of Section 424(f) of the Internal Revenue Code of 1986, as amended (the "Code"), (hereinafter jointly referred to as "M&I") with a yearly retirement benefit which, when supplemented by Social Security, equaled 60 percent of the employee's average salary for his last five full years of employment. As a result of the termination of the DBP and (i) its replacement by the Retirement Growth Plan and (ii) limits on qualified retirement benefits imposed by the Internal Revenue Code, certain of M&I's highly-compensated and longer tenure employees of a certain age as of 1985 will receive retirement benefits, from (a) the Retirement Growth Plan, (b) the Corporation's Amended and Restated Supplementary Retirement Benefits Plan, (c) the SERP Account of the Corporation's Amended and Restated Deferred Compensation Plan and (d) Social Security, which are less than this annual goal of 60 percent of average salary (defined as base salary and annual short-term incentive before any deferral elections) for the last five full years of employment. In order to remedy this situation for certain highly-compensated, key employees, this plan is adopted to provide the benefits set forth herein to those employees identified herein.

         1.2 Effective Date. This Amended and Restated Nonqualified Retirement
             --------------
Benefit Plan was originally effective as of the 12th day of December, 1991, was amended on August 10, 1995 and June 13, 1996, and is amended and restated effective February 22, 2001.

                                   ARTICLE II

                                   Eligibility
                                   -----------

         The persons eligible to receive benefits under this Plan are the individuals set forth on Exhibit A hereto (individually, a "Participant" and collectively, "Participants"). In the event the death of a Participant prior to receiving payout of all benefits owed to him hereunder, his designated beneficiaries (individually, a "Beneficiary" and collectively, "Beneficiaries") shall receive the benefits owing to him hereunder. A Participant's beneficiary designation under the Retirement Growth Plan from time to time will govern the identity of his Beneficiaries under this Plan unless a Participant makes a separate beneficiary designation for this Plan.

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                                   ARTICLE III

                                    Benefits
                                    --------

         3.1 Supplemental Retirement Benefits. The monthly benefit to which each
             --------------------------------
Participant is entitled, assuming retirement from the employ of M&I or death at age 62 or older, is as set forth on Exhibit B hereto. In the event that any of the contingencies set forth below occurs, the benefit to which the affected Participant is entitled will be adjusted. The monthly benefit set forth on Exhibit B, or as adjusted below, is hereinafter referred to as the "Monthly Benefit." The Monthly Benefit shall continue until each Participant's death, but in all events will be paid to the Participant and/or his Beneficiaries for a total of 120 months, except as provided in Section 3.3 below.

             (a) Supplement for Shortfall in Monthly Benefit. If the fixed
                 -------------------------------------------
         monthly benefit set forth on Exhibit B hereto does not meet the goal of ensuring that a Participant will receive retirement benefits from (a) the Retirement Growth Plan ("Retirement Growth"), (b) the Corporation's Amended and Restated Supplementary Retirement Benefits Plan (the "SERP"), (c) the SERP Account of the Corporation's Amended and Restated Deferred Compensation Plan ("the Deferred Compensation Plan"), (d) Social Security and (e) this Plan, which are equal to 60 percent of average base salary and annual short-term incentive (before any deferrals) earned for the last five full calendar years of employment ending prior to the Participant's 66/th/ birthday, the monthly benefit shall be increased to achieve such goal for those Participants who are active employees of M&I as of February 22, 2001. In arriving at the amount of the increase, if any, to which a Participant will be entitled under this subparagraph (a), the Participant's anticipated future benefits under the Retirement Growth, the SERP, the SERP Account of the Deferred Compensation Plan and Social Security will be determined. The following methodology will be employed in making such computations. The calculation will begin with the Participant's balances in the Retirement Growth, SERP and SERP Account of the Deferred Compensation Plan for the quarter ending with or immediately prior to the Participant's retirement date, but in no case later than the December 31/st/ prior to the Participant's 66/th/ birthday ("the Determination Date"), and shall add in the remaining contributions to be made by the Corporation on the Participant's behalf if any, for the period ending on the earlier of the Participant's retirement date or the December 31/st/ prior to the Participant's 66/th/ birthday. For Participants retiring prior to obtaining age 65, the future value of these balances will be computed as of the date on which payments will commence pursuant to Section 3.2 hereof using the average of the Moody's A Long-Term Corporate Bond Rate as determined under the Deferred Compensation Plan for the five full calendar years ending on or prior to the Determination Date, but in no event greater than eight percent. The balances will be annuitized on a single life basis using then current actuarial assumptions and the same interest rate determined in the prior sentence, in order to determine a monthly amount payable from the Retirement Growth, SERP and SERP Account of the Deferred Compensation Plan. To determine the monthly amount for Social Security, the age 65 monthly Social Security benefit at the time of the Determination Date will be increased by three percent per annum for the number of full years between termination of employment and when the Participant would reach age 65.
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         The Social Security amount, along with the amounts determined as regards the Retirement Growth, SERP and SERP Account of the Deferred Compensation Plan shall be added with the amount set forth on Exhibit B for the Participant. If this total is less than 60% of the average of the base salary and annual short-term incentive (before any deferrals) for the last five full calendar years of employment ending prior to the Participant's 66/th/ birthday, such shortfall shall be added to the monthly benefit on Exhibit B. This increased amount shall then be adjusted, if required under the remainder of this Section 3.1, to determine the Monthly Benefit. If necessary, the Committee may direct the use of any other reasonable actuarial or other assumptions in making such computations. The computations shall be final and binding on the Corporation and the affected Participant.

                  (b) Death prior to Age 62. If a Participant dies prior to age
                      ---------------------
         62 while still in M&I's employ, the monthly benefit set forth opposite his name on Exhibit B hereto, as and if adjusted pursuant to subparagraph (a) hereof, shall be adjusted from the date he would have attained age 62 to his date of death using a 6 percent discount rate, compounded annually. This reduced figure shall be his Monthly Benefit.

                  (c) Disability prior to Age 62. If a Participant is disabled
                      --------------------------
         (within the meaning of the Corporation's long-term disability plan) while in M&I's employ prior to attaining age 62, his Monthly Benefit will be as set forth opposite his name on Exhibit B hereto, as and if adjusted pursuant to subparagraph (a) hereof, unless he dies prior to age 62 in which event his Monthly Benefit will be determined under
         Section 3.1(b) hereof.

                  (d) Retirement after Age 55 and prior to Age 62. If a
                      -------------------------------------------
         Participant retires from M&I's employ after attaining age 55 and prior to attaining age 62, and if the sum of his age at retirement plus the number of full years during which he has been employed by M&I equals or exceeds 85 (the "Rule of 85"), his monthly benefit, as set forth on Exhibit B hereto, as and if adjusted pursuant to subparagraph (a) hereof, will be adjusted from the date he would have attained age 62 to the date of his retirement using a 4 percent discount rate, compounded annually. This reduced figure shall be his Monthly Benefit. If the Participant does not satisfy the Rule of 85, his benefit will be adjusted from the date he would have attained age 62 to the date of his retirement using a 6 percent discount rate, compounded annually. This reduced figure shall be his Monthly Benefit under this Plan.

                  (e) Termination of Employment. If a Participant leaves the
                      -------------------------
         employ of M&I for any reason other than death, disability or a Change in Control (as defined in Section 5.2 hereof) prior to attaining age 55, he will be entitled to no benefit whatsoever under this Plan.

                  (f) Change in Control. Notwithstanding anything herein
                      -----------------
         contained to the contrary, in the event of a Change in Control as defined in Section 5.2 hereof, if a Participant is still in the active employ of the Corporation immediately prior to the Change in Control, the Monthly Benefit hereunder will be as set forth in Exhibit B hereto, adjusted only for any increases determined pursuant to subsection (a) hereof,

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         regardless of (i) his age when a Change in Control occurs and (ii)
         whether he remains in the employ of M&I until age 55.

         3.2 Distributions. A Participant's Monthly Benefit shall be distributed
             -------------
to a Participant commencing on the later of (a) the first day of the month after the Participant's 65/th/ birthday or (b) the first day of the month following the Participant's retirement date, but in no case later than the January following the Participant's 65th birthday. If a Participant dies prior to attaining his 65th birthday, the Monthly Benefit shall be distributed starting on the first day of the month after the Participant's death. Further, in the event of a Change in Control, a Participant who has made a timely election on the form provided by the Corporation will receive the benefits to which he is entitled hereunder in a lump sum, computed as provided herein, within 60 days after the Change in Control. The lump sum payment shall be determined (i) assuming that the Monthly Benefit would be distributed for life beginning at age 65 with a 120-month certain payout, or, if the Participant's Monthly Benefit has already been determined because of his death, retirement or other termination of employment, using the Monthly Benefit and method of distribution then in effect as regards such Participant, (ii) using actuarial assumptions contained in the most recent group annuity table adopted by the Society of Actuaries as provided by the actuaries William M. Mercer, or any successors thereto, and (iii) using a discount rate of 6 percent, compounded annually.

         3.3 Joint and Survivor Election. If a Participant elects, prior to
             ---------------------------
commencement of distributions pursuant to Section 3.2 hereof, in the manner provided by the Compensation Committee of the Corporation's Board of Directors, his Monthly Benefit shall continue until his death at which point his Spouse, as hereinafter defined, shall receive 50 percent of the Monthly Benefit until her death, except if the Spouse is more than three years younger than the Participant. If this is the case, the Monthly Benefit shall be reduced by one percent for each year or partial year that the Spouse is more than three years younger than a Participant, and the surviving Spouse shall receive 50 percent of such lesser amount. For purposes hereof, the "Spouse" is the person to whom a Participant is married when benefit payments hereunder commence pursuant to
Section 3.2 hereof. If the Participant and Spouse are later divorced, she loses her status as the Spouse hereunder and is entitled to no benefits under this
Section 3.3. All payments made in accordance with this Section 3.3 shall cease upon the last to die of the Participant and his Spouse.

                                   ARTICLE IV

                            Amendment and Termination
                            -------------------------

         4.1 Amendment and Termination. The Board of Directors of the
             -------------------------
Corporation may amend or terminate this Plan at any time; provided, however,
                                                          --------  -------
that the Board of Directors of the Corporation or any successor thereto may not amend this Plan if a Change in Control (as defined in Section 5.2 hereof) occurs without the unanimous written consent of the Participants then living. In situations other than a Change in Control, amendment or termination may not result in a reduction in the benefits of a Participant (or his Beneficiary) who is already receiving benefits hereunder, nor may amendment or termination result in a Participant who is still in active service (or his Beneficiary) receiving a benefit hereunder smaller than that to which he would have been

                                       4
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entitled had the Participant terminated employment on the day prior to the effective date of such amendment or termination, unless necessary to conform to any present or future Federal law or regulation.

         4.2 Notice of Amendment or Termination. M&I shall notify Participants
             ----------------------------------
or Beneficiaries currently receiving benefits under the Plan of any amendment, affecting their benefits under, or terminating, the Plan within a reasonable time after such action.

                                    ARTICLE V

                                  Miscellaneous
                                  -------------

         5.1 No Guarantee of Employment, etc. Neither the creation of the Plan
             -------------------------------
nor anything contained herein shall be construed as giving any Participant hereunder or other employees of M&I any right to remain in the employ of M&I.

         5.2 Change in Control. For purposes of this Plan, a Change in Control
             -----------------
shall be the first to occur of the following:

         (a) The acquisition by any individual, entity or "group" (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of thirty-three percent (33%) or more of either (i) the then outstanding shares of common stock of the Corporation (the "Outstanding Corporation Common Stock") or (ii) the combined voting power of the then outstanding voting securities of the Corporation entitled to vote generally in the election of directors (the "Outstanding Corporation Voting Securities"); provided, however, that the following
                                 --------  -------
acquisitions of common stock shall not constitute a Change of Control: (i) any acquisition directly from the Corporation (excluding an acquisition by virtue of the exercise of a conversion privilege or by one person or a group of persons acting in concert), (ii) any acquisition by the Corporation, (iii) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Corporation or any corporation controlled by the Corporation or (iv) any acquisition by any corporation pursuant to a reorganization, merger, statutory share exchange or consolidation which would not be a Change of Control under subsection (c) of this Section 5.2; or

         (b) Individuals who, as of the date hereof, constitute the Board (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to
       --------  -------
the date hereof whose election, or nomination for election by the Corporation's shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of either an actual or threatened "election contest" or other actual or threatened "solicitation" (as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act) of proxies or consents by or on behalf of a person other than the Incumbent Board; or

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         (c) Consummation of a reorganization, merger, statutory share exchange or consolidation, unless, following such reorganization, merger, statutory share exchange or consolidation, (i) more than two-thirds (2/3) of, respectively, the then outstanding shares of common stock of the corporation resulting from such reorganization, merger, statutory share exchange or consolidation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Corporation Common Stock and Outstanding Corporation Voting Securities immediately prior to such reorganization, merger, statutory share exchange or consolidation in substantially the same proportions as their ownership, immediately prior to such reorganization, merger, statutory share exchange or consolidation, (ii) no person (excluding the Corporation, any employee benefit plan (or related trust) of the Corporation or such corporation resulting from such reorganization, merger, statutory share exchange or consolidation and any person beneficially owning, immediately prior to such reorganization, merger, statutory share exchange or consolidation, directly or indirectly, thirty-three percent (33%) or more of the Outstanding Corporation Common Stock or Outstanding Voting Securities, as the case may be) beneficially owns, directly or indirectly, thirty-three percent (33%) or more of, respectively, the then outstanding shares of common stock of the corporation resulting from such reorganization, merger, statutory share exchange or consolidation or the combined voting power of the then outstanding voting securities of such corporation, entitled to vote generally in the election of directors and (iii) at least a majority of the members of the board of directors of the corporation resulting from such reorganization, merger, statutory share exchange or consolidation were members of the Incumbent Board at the time of the execution of the initial agreement providing for such reorganization, merger or consolidation; or

         (d) Consummation of (i) a complete liquidation or dissolution of the Corporation or (ii) the sale or other disposition of all or substantially all of the assets of the Corporation, other than to a corporation, with respect to which following such sale or other disposition, (A) more than two-thirds (2/3) of, respectively, the then outstanding shares of common stock of such corporation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Corporation Common Stock and Outstanding Corporation Voting Securities immediately prior to such sale or other disposition in substantially the same proportion as their ownership, immediately prior to such sale or other disposition, of the Outstanding Corporation Common Stock and Outstanding Corporation Voting Securities, as the case may be, (B) no person (excluding the Corporation and any employee benefit plan (or related trust) of the Corporation or such corporation and any person beneficially owning, immediately prior to such sale or other disposition, directly or indirectly, thirty-three percent (33%) or more of the Outstanding Corporation Common Stock or Outstanding Corporation Voting Securities, as the case may be) beneficially owns, directly or indirectly, thirty-three percent (33%) or more of, respectively, the then outstanding shares of common stock of such corporation or the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors and (C) at least a majority of the members of the board of directors of such corporation were members of the Incumbent Board at

                                       6
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the time of the execution of the initial agreement or action of the Board providing for such sale or other disposition of assets of the Corporation.

         5.3 Rights of Participants and Beneficiaries. Payment of benefits
             ----------------------------------------
hereunder to Participants or Beneficiaries shall be made only to them and upon their personal receipts or endorsements, and there shall be no interest in any benefits to be made prospectively, or any part thereof, nor shall the expectation of such benefits be assignable in or by operation of law, or be subject to reduction for the debts or defaults of such Participants or Beneficiaries whether to M&I or to others. Notwithstanding the foregoing, M&I shall withhold from any amounts payable hereunder any taxes or other amounts required by any governmental authority to be withheld.

         5.4 No Requirement to Fund. No provision in this Plan, either directly
             ----------------------
or indirectly, shall be construed to require M&I to reserve, or otherwise set aside, funds for the payment of benefits hereunder. Nothing contained in this Plan shall create or be construed to create a trust of any kind, or a fiduciary relationship between the Plan and a Participant, his Beneficiary or any other person. To the extent that any person acquires a right to receive payment from M&I under this Plan, such right shall be no greater than the right of any unsecured general creditor of M&I.

         5.5 Controlling Law. To the extent not preempted by the laws of the
             ---------------
United States of America, the laws of the State of Wisconsin, without regard to its conflict of law provisions, shall be the controlling state law in all matters relating to the Plan and shall apply.

         5.6 Severability. If any provisions of the Plan shall be held illegal
             ------------
or invalid for any reason, said illegality or invalidity shall not affect the remaining parts of the Plan, but this Plan shall be construed and enforced as if said illegal and invalid provisions had never been included herein.

         5.7 Gender and Number. Masculine gender shall include the feminine, and
             -----------------
the singular shall include the plural, unless the context clearly indicates otherwise.

         5.8 Status of Plan under ERISA. This Plan is intended to be an unfunded
             --------------------------
plan maintained by an employer primarily for the purpose of providing deferred compensation for a select group of management or highly compensated employees, as described in Section 201(2), Section 301(a)(3), Section 401(a)(1) and Section 4021(b)(6) of the Employee Retirement Income Security Act of 1974, as amended.

         5.9 Facility of Payment. If, in M&I's judgement, any person entitled to
             -------------------
make an election or to receive payment of a benefit is physically, mentally, or legally prevented from so doing, M&I may make such election or may authorize payment of such benefit to any person who, or institution which, in M&I's judgment, is responsible for caring for the person entitled to the benefit. If an amount becomes distributable to a minor or a person under legal disability, M&I may direct that such distribution may be made to such person without the intervention of any legal guardian or conservator, to a relative of such person for the benefit of such person or to the legal guardian or conservator of such person. Any such distributions shall constitute a full

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discharge with respect to M&I, and M&I shall not be required to see to the application of any distribution so made.

         5.10 Identity of Payee. If at any time any doubt exists as to the
              -----------------
identity of any person entitled to payment of any benefit hereunder or as to the amount or time of any such payment, such sum shall be held by M&I until the final order of a court of competent jurisdiction or M&I may pay such sum into a court of competent jurisdiction in accordance with any lawful procedure in such case made and provided.

         5.11 Claims Procedure. The Participant or his Beneficiary (a
              ----------------
"Claimant") may file a written request for benefits or claim with M&I under this Plan. In the event of any dispute with respect to such a claim, the following claim procedures shall apply:

              (1) M&I, acting as the administrator under this Plan, shall notify the Claimant within 90 days of receipt by M&I of a written claim of its allowance or denial, unless the Claimant receives written notice from M&I prior to the end of the initial 90-day period indicating that special circumstances require an extension of time (by not more than 90 days) for decision. A written notice of decision shall be provided to the Claimant and if the claim is denied in whole or in part, the notice shall contain the following information: the specific reasons for the denial; specific reference to pertinent provisions of the Plan on which the denial is based; if applicable, a description of any additional material information necessary to perfect the claim and an explanation of which such material or information is necessary; and an explanation of the claim review procedure.

              (2) A Claimant is entitled to request a review of any denial of his claim by M&I. The request for review must be submitted in writing within 60 days of mailing of notice of the denial. Absent a request for review within the 60-day period, the claim will be deemed to be conclusively denied. The Claimant or the Claimant's representative shall be entitled to review all pertinent documents, and to submit issues and comments orally and in writing. M&I shall render a review decision in writing, within 60 days after receipt of a request for a review, provided that, in special circumstances (such as the necessity of holding a hearing) M&I may extend the time for decision by not more than 60 days upon written notice to the Claimant. The Claimant shall receive written notice of the separate review decision of M&I together with specific reasons for the decision and reference to the pertinent provisions of this Plan.

         5.12. Administration. The Plan shall be administered by the M&I
               --------------
Executive Compensation Committee (the "Committee) which shall have full and exclusive power to interpret the Plan and to adopt such rules, regulations and guidelines for carrying out the Plan as it may deem necessary or proper. The Committee may delegate any of its administrative duties to any M&I employee. Actions by the Committee hereunder shall be final and binding on the Participants and M&I.

                                       8
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                                    EXHIBIT A

         James B. Wigdale
         Dennis J. Kuester
         Michael J. Revane
         Gordon H. Gunnlaugsson
         Gary D. Strelow
         Michael A. Hatfield

                                       9
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                                    EXHIBIT B

Name                                       Monthly Benefit
----                                       ---------------
Wigdale                                    $24,167
Kuester                                    $23,167
Gunnlaugsson                               $14,958
Revane                                     $ 8,333
Strelow                                    $ 5,167
Hatfield                                   $ 3,292

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